EXHIBIT 99.1
AVANIR PHARMACEUTICALS ANNOUNCES FDA APPROVAL OF NUEDEXTA™
*NUEDEXTA IS FIRST AND ONLY FDA-APPROVED TREATMENT FOR PSEUDOBULBAR AFFECT*
*AVANIR TO HOST CONFERENCE CALL ON NOVEMBER 1, 2010 AT 8:15 AM EASTERN TIME*
ALISO VIEJO, Calif., October 29, 2010 — AVANIR Pharmaceuticals, Inc. (Nasdaq: AVNR) today announced that the U.S. Food and Drug Administration (FDA) has approved NUEDEXTA™ (dextromethorphan hydrobromide and quinidine sulfate) capsules, as the first treatment for pseudobulbar affect.
NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the patient’s underlying emotional state.
“The FDA approval of NUEDEXTA marks an important milestone for people living with PBA, an under-recognized and debilitating neurologic condition,” said Keith Katkin, president and chief executive officer of Avanir. “The approval of NUEDEXTA also marks AVANIR’s transition toward becoming a commercial enterprise, ready to support the successful launch of the first FDA-approved treatment for PBA. We expect that NUEDEXTA will be available by prescription during the first quarter of 2011.”
“This FDA approval represents a significant step forward for people who live with the debilitating effects of PBA,” said Dr. Nicholas LaRocca, Vice President of Healthcare Delivery and Policy Research at the National MS Society. “For people who experience unexplained bouts of inappropriate laughing or crying, this new therapy has the potential to substantially help both them and their families.”
“Today’s approval of NUEDEXTA is a testament to the conviction of the patients and researchers who participated in our studies and represents over 10 years of research and development by our dedicated employees,” said Randall Kaye, MD, Chief Medical Officer, AVANIR Pharmaceuticals. “We are very pleased to bring the first proven treatment option to the many patients in the U.S. living with PBA. I would like to thank FDA for working closely with us to make NUEDEXTA available.”
“PBA is a disabling neurologic condition commonly found in patients with underlying neurologic diseases or injuries. These patients frequently experience embarrassment due to their unpredictable emotional outbursts, leading to disruption of their interpersonal relationships and social isolation,” said Erik P. Pioro, MD, PhD, FRCPC, Director of the Section for ALS and Related Disorders at the Cleveland Clinic in Cleveland, Ohio and an investigator in clinical studies evaluating NUEDEXTA. “As a physician who has cared for many patients with PBA, I am pleased that there is now a safe and effective treatment option for PBA that may help these patients regain more control over their daily lives and live with dignity.”

NUEDEXTA is a first-in-class medication that acts on sigma-1 and NMDA receptors in the brain, although the exact mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown. Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.
The primary outcome measure, laughing and crying episodes, was significantly lower in the NUEDEXTA arm compared to placebo. The secondary outcome measure, the Center for Neurologic Studies Lability Scale (CNS-LS), demonstrated a significantly greater mean decrease in CNS-LS score from baseline for the NUEDEXTA arm compared to placebo.
Conference Call
AVANIR will hold a conference call and audio webcast on November 1, 2010 at 8:15 a.m. Eastern time. To participate in the conference call, please dial 877-558-3407 (domestic) or 706-679-1941 (international) and reference the access code 22130601. A live audio webcast of the conference call will be available by visiting AVANIR’s website at www.avanir.com. To listen to the live presentation, please go to AVANIR’s website prior to the start of the presentation to register, download and install the necessary software. An archive of the conference call will be available on the Company’s website for 30 days.
About NUEDEXTA
NUEDEXTA™ is the first and only FDA-approved treatment for pseudobulbar affect (PBA). NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.
NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the patient’s underlying emotional state. Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias. The primary outcome measure, laughing and crying episodes, was significantly lower in the NUEDEXTA arm compared to placebo. The secondary outcome measure, the Center for Neurologic Studies Lability Scale (CNS-LS), demonstrated a significantly greater mean decrease in CNS-LS score from baseline for the NUEDEXTA arm compared to placebo.
NUEDEXTA Important Safety Information
NUEDEXTA can interact with other medications causing significant changes in blood levels of those medications and/or NUEDEXTA. NUEDEXTA is contraindicated in patients receiving drugs that both prolong QT interval and are metabolized by CYP2D6 (e.g., thioridazine and pimozide) and should not be used concomitantly with other drugs containing quinidine, quinine, or mefloquine. NUEDEXTA is contraindicated in patients taking monoamine oxidase inhibitors (MAOIs) or in patients who have taken MAOIs within the preceding 14 days. NUEDEXTA is contraindicated in patients with a known hypersensitivity to its components.
NUEDEXTA may cause serious side effects, including possible changes in heart rhythm. NUEDEXTA is contraindicated in patients with a prolonged QT interval, congenital long QT syndrome or a history suggestive of torsades de pointes, in patients with heart failure as well as patients with, or at risk of, complete atrioventricular (AV) block, unless the patient has an implanted pacemaker.
NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk of QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation of QT interval should be conducted at baseline and 3-4 hours after the first dose.
The most common adverse reactions in patients taking NUEDEXTA are diarrhea, dizziness, cough, vomiting, weakness, swelling of feet and ankles, urinary tract infection, flu, elevated liver enzymes, and flatulence.
NUEDEXTA may cause dizziness. Precautions to reduce the risk of falls should be taken, particularly for patients with motor impairment affecting gait or a history of falls.
Patients should take NUEDEXTA exactly as prescribed. Patients should not take more than 2 capsules in a 24-hour period, make sure that there is an approximate 12-hour interval between doses, and not take a double dose after they miss a dose.
These are not all the risks from use of NUEDEXTA. For additional important safety information about NUEDEXTA, please see the full Prescribing Information at www.NUEDEXTA.com.
About PBA
Patients suffering from existing neurological disease or brain injury may also suffer the added burden of pseudobulbar affect, or PBA. PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the patient’s underlying emotional state. PBA outbursts result from a “short circuit” in the brain caused by another neurologic condition—such as multiple sclerosis (MS), amyotrophic lateral sclerosis (ALS), stroke, or traumatic brain injury. PBA can have a debilitating impact on the lives of patients, caregivers and loved ones. For more information about PBA, please visit www.PBAinfo.org.
About AVANIR Pharmaceuticals, Inc.
AVANIR Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about AVANIR, please visit www.avanir.com.

About Forward-Looking Statements
Statements in this press release that are not historical facts, including statements that are preceded by, followed by, or that include such words as “estimate,” “intend,” “anticipate,” “believe,” “plan,” “goal,” “expect,” “project,” or similar statements, may be forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such statements. These statements include, but are not limited to, AVANIR’s ability to successfully market and sell NUEDEXTA in the United States, the safety and efficacy of NUEDEXTA, and the anticipated timing and success of the commercial launch of NUEDEXTA. Risks that could cause actual results to differ include the occurrence of adverse safety events with NUEDEXTA, our limited capital resources, our dependence on third parties for manufacturing and distribution of NUEDEXTA, that we may not adequately build or maintain the necessary sales, marketing, supply chain management and reimbursement capabilities on our own or enter into arrangements with third parties to perform these functions in a timely manner or on acceptable terms, and other risks that are described in further detail in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and from time-to time in other publicly available information regarding the Company. Copies of this information are available from us upon request. We disclaim any intent to update these forward-looking statements.
Avanir Investor Contacts
Eric Benevich
Brenna Mullen
ir@avanir.com
949-389-6700
Media Contact
Amanda Sellers, Spectrum Communications
202-955-6222
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